EXHIBIT 10.14

AGREEMENT FOR PURCHASE

AND SALE OF REAL PROPERTY

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (the “Contract”) made this 30th day of June, 2011 (the “Effective Date”), by and between WOODFIELD ACQUISITIONS, LLC, a North Carolina limited liability company (hereinafter referred to as “Buyer”), and WHITEHALL CORPORATE CENTER DEVELOPMENT LIMITED PARTNERSHIP, a North Carolina limited partnership (hereinafter referred to as “Seller”).

FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

Section 1. Terms. The terms listed below shall have the respective meanings given them as set forth adjacent to each term.

(a) “Broker” shall mean American Asset Corporation.

(b) “Closing” shall mean that date upon which the sale of the Property by Seller to Buyer shall be consummated; Closing shall occur on or before that date which is the earlier of: (i) ten (10) days after the Approval Date (as defined below); or (ii) December 31, 2011 (the earlier of such dates, the “Outside Closing Deadline”); provided, the Outside Closing Deadline shall be subject to extension in accordance with Section 7(f). In the event Buyer has not purchased the Property by the Outside Closing Deadline, regardless of whether all conditions precedent set forth in this Contract have been satisfied, this Contract shall be terminable by either party effective immediately upon such party’s written notice to the other and the Earnest Money shall be delivered to Seller, unless otherwise specifically reserved for Buyer in this Contract due to the failure of a Buyer’s condition or Seller’s default hereunder.

(c) “Earnest Money” shall mean (i) the sum of Twenty Five Thousand and No/100 Dollars ($25,000) delivered by Buyer to First American Title of the Carolinas (the “Escrow Agent”) at the time of Buyer’s execution of this Contract; and (ii) any interest accruing on said sums.

All Earnest Money is to be applied as part payment of the Purchase Price of the Property at the time sale is closed, or disbursed as agreed upon under the provisions of this Contract.

(d) “Examination Period” shall mean the period beginning on the Effective Date and expiring on that date which is ninety (90) days after the Effective Date.

(e) “Intended Use” shall mean use of the Property for multifamily residential purposes with a minimum of 280 units and a maximum of 320 units.

(f) “Property” shall mean that certain tract or parcel of land located in Mecklenburg County, North Carolina, containing approximately 12.89 gross acres, and shown on the parcel plan, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. The definition of “Property” shall be subject to amendment in accordance with Section 4.

(g) “Purchase Price” shall mean Two Million Eight Hundred Ninety One Thousand Three Hundred Eight and No/100 Dollars ($2,891,308.00), payable in immediately available funds at Closing, subject to adjustment in accordance with this Section 1(g) and Section 4. Upon receipt of the Survey showing the final acreage of the Property, Buyer and Seller shall mutually agree upon an adjusted Purchase Price, which shall be adjusted on a percentage basis in relation to the proposed Property of 12.89 acres and the actual acreage needed.

(h) “Seller’s Notice Address” shall be as follows:

c/o American Asset Corporation

3700 Arco Corporate Center Drive, Suite 350

Charlotte, North Carolina 28273

Attention: Mr. Paul L. Herndon

except as same may be changed pursuant to Section 12.

(i) “Buyer’s Notice Address” shall be as follows:

3328 Landerwood Drive

Charlotte, North Carolina 28210

Attention: Chad Hagler

except as same may be changed pursuant to Section 12.

(j) “Survey” shall have the meaning ascribed thereto in Section 4 of this Contract.

Section 2. Brokerage.

(a) Seller and Buyer acknowledge and represent that the Broker who has acted as listing agent and Seller’s broker in this transaction is American Asset Corporation. Seller shall be responsible for the payment of all commissions due said Broker, if and when Closing occurs, pursuant to separate agreement(s) between Seller and Broker. Should any other claim for commission be asserted or established, each party hereby expressly agrees to indemnify, defend and hold the other harmless with respect thereto to the extent that such party is shown to have been responsible for the creation of such claim. Anything to the contrary in this Contract notwithstanding, such agreement of each party to indemnify, defend and hold the other harmless shall survive the Closing and any termination of this Contract.

(b) Without limiting Section 2(a) hereof, the parties acknowledge that each will pay Bill Ziegler of Zeigler and Company (“Ziegler”) the amount of Twenty-Five Thousand and No/100 Dollars ($25,000) at Closing for his connection with this transaction. Buyer and Seller each hereby agrees to indemnify, defend and hold the other party harmless with respect to any additional claims asserted by Zeigler, to the extent such additional claims are based upon the alleged conduct of such indemnifying party, which obligations shall survive the Closing and any termination of this Agreement.

Section 3. Proration of Expenses: Payment of Costs. Seller and Buyer agree that all real property taxes, rents and utilities or other assumed liabilities, if any, shall be prorated as of the date of Closing. Seller shall pay deed stamps and other conveyance fees or taxes, and Buyer shall pay recording costs, costs of any title search, any survey work, title insurance, and all costs of Buyer’s investigations of the Property.

Section 4. Sale of Property; Survey. Seller agrees to sell and Buyer agrees to buy the Property for the Purchase Price set forth above. During the Examination Period, Buyer shall obtain a current survey of the Property (the “Survey”) at Buyer’s expense, prepared by a North Carolina Registered Land Surveyor, showing the exact dimensions of the Property and showing acreage rounded to the nearest one thousandth (.001) of an acre. Buyer and Seller acknowledge and agree that the Survey shall reflect the real property and acreage which are reflected in Buyer’s final Site Plan (as defined below) for the Intended Use. In the event that the final Site Plan and the Survey reflect real property and acreage other than that initially described above in the definition of “Property” in Section 1 or in Exhibit A, the definition of Property shall be amended to reflect the real property and acreage mutually agreed upon by Buyer and Seller, and Exhibit A shall be replaced by the Survey showing such Property. Prior to the expiration of the Examination Period, Buyer and Seller shall amend this Contract to reflect such adjusted Purchase Price and such replacement of Exhibit A.

Section 5. Payment of Purchase Price. Buyer shall pay the Purchase Price in accordance with the all the terms and conditions of this Contract, in immediately available funds at Closing.

Section 6. Title. Seller agrees to convey fee simple marketable title to the Property by special warranty deed, subject only to the Permitted Exceptions (defined below). At Closing Seller shall deliver to Buyer good and marketable fee simple title to said Property, free and clear of all liens, encumbrances and defects of title other than zoning ordinances affecting the Property, utility easements of record, taxes not yet due and payable, road rights-of-way of record and those other encumbrances, reservations, restrictions, easements and other exceptions set forth on Exhibit “B” (collectively, the “Permitted Exceptions”); provided, however, this Section 6 and Exhibit “B” shall not limit Buyer’s right to object to any title or survey matter in accordance with Section 7(a) in Buyer’s sole discretion.

Section 7. Buyer’s Conditions. The obligations of Buyer under this Contract are hereby made expressly conditioned upon fulfillment (or waiver by Buyer) of the following conditions:

(a) Title Examination. Within five (5) days after the Effective Date, Seller shall deliver to Buyer copies of any and all title policies, surveys and title exception documents that are within Seller’s possession or control. During the Examination Period, Buyer shall, at Buyer’s expense, cause a title examination to be made of the Property. Prior to the expiration of the Examination Period, Buyer shall notify Seller in writing of any and all title or survey defects to which Buyer objects, and Seller shall have fifteen (15) days after receipt of said notice to cure said noticed title or survey defects and exceptions, or agree to cure them in a manner reasonably acceptable to Buyer prior to Closing; provided that Seller shall have no obligation to cure or agree to cure any such defect or exception. For the avoidance of doubt, Buyer may so object to any title or survey matter affecting the Property in its Buyer’s sole discretion (regardless of whether such matter is included within the definition of “Permitted Exceptions” herein). If Seller does not cure such title or survey defects or exceptions, or agree to cure them in a manner reasonably acceptable to Buyer prior to Closing, within fifteen (15) days after Seller’s receipt of notice thereof, Buyer may terminate this Contract by giving written notice to Seller within five (5) days after the expiration of such fifteen (15) day period, and receive a return of the Earnest Money (notwithstanding that the Examination Period may have expired) as its sole remedy. Failure to so notify Seller of such title or survey defects and exceptions shall constitute a waiver by Buyer of any right to object to any title or survey defects or exceptions disclosed by, or of record at the time of, Buyer’s title and survey examination, and all such title or survey defects and exceptions shall be deemed to be Permitted Exceptions. Notwithstanding the foregoing, Seller and Buyer agree that any monetary lien on the Property (including the deed of trust encumbering the Property in favor of Fifth Third) is not a Permitted Exception, and that Seller shall cause the Property to be released from any such lien at Closing. If Buyer is to purchase title insurance, the insuring company must be licensed to do business in the state in which the Property is located. Title to the Property must be insurable at regular rates, subject only to standard exceptions and Permitted Exceptions.

(b) Intended Use. If Buyer determines, after the expiration of the Examination Period but prior to the date of Closing, that use of the Property for its Intended Use will violate any private restrictions or governmental regulations (including zoning ordinances), by reason of a change in such private restrictions or governmental regulations occurring after the expiration of the Examination Period, then Buyer may terminate the Contract by written notice given within thirty (30) days after Buyer first becomes aware of such change (but no later than the date of Closing) and receive a return of the Earnest Money as its sole remedy, and neither party shall then have any further obligations in connection with this Contract, except for Buyer’s obligations under Section 7(d) and Seller’s and Buyer’s obligations under Section 2.

(c) Same Condition. If the Property is not in substantially the same or better condition at Closing as it was as of the date of the offer, reasonable wear and tear excepted, then Buyer may terminate this Contract and receive a return of the Earnest Money.

(d) Inspections. Within five (5) days after the Effective Date, Seller shall deliver to Buyer copies of any and all environmental assessments, reports, studies or similar materials with respect to the Property that are within Seller’s possession or control. Buyer, its agents or representatives, at Buyer’s expense and at reasonable times during normal business hours, shall have the right to enter upon the Property for the purpose of inspecting, examining, performing soil boring and other testing, conducting timber cruises, performing threatened and endangered species surveys, performing wetlands delineations and surveying the Property. Buyer shall not be entitled to conduct any invasive environmental investigations on the Property beyond a Phase I environmental site assessment (i.e., no sampling, drilling, etc.) without first obtaining Seller’s prior written consent (which may be granted, withheld or conditioned in Seller’s sole and absolute discretion). Buyer assumes all responsibility for the acts of itself, its agents or representatives in exercising its rights under this Paragraph and agrees to hold Seller harmless from any damages resulting therefrom. Anything to the contrary in this Contract notwithstanding, Buyer’s agreement to hold Seller harmless shall survive any termination of this Contract. Buyer shall have from the date of acceptance through the end of the Examination Period to perform the above inspections, examinations and testing to determine if the Property is suitable for the Intended Use. If, prior to the expiration of the Examination Period, Buyer determines the Property is unsuitable, in Buyer’s sole discretion, and provides written notice to Seller thereof on or before the last day of the Examination Period, then this Contract shall terminate and Buyer shall receive a return of the Earnest Money. If Buyer does not provide such written notice to Seller, any right of Buyer to terminate under this Section 7(d) shall expire, and the Earnest Money shall be non-refundable to Buyer except in the event as specifically reserved for Buyer in this Contract due to a failure of a Buyer’s condition or Seller’s default hereunder. In the event Buyer terminates this Contract, for any reason or for no reason, and prior to any refund of the Earnest Money to Buyer, Buyer shall delivery to Seller a copy of all reports, surveys, environmental assessments, title documentation, investigation and studies regarding the Property in Buyer’s possession (but excluding any site plans, designs or other materials that relate to Buyer’s Intended Use of the Property).

(e) Permits and Approvals. Buyer’s obligations hereunder are expressly contingent upon a site plan detailing the Intended Use (the “Site Plan”) being approved by the applicable governmental authorities. For purposes hereof, the term “Approval Date” shall mean the date on which all governmental approvals for the Site Plan have been received (provided that no amendments or conditions not consented to by Buyer have been made in the Site Plan, and that all appeals or challenges have been finally resolved in favor of Buyer, or the period for filing any such appeals or challenges has expired without any such appeals or challenges having been filed). Seller agrees to sign and join in all such applications, consents and authorizations as may be reasonably necessary to accommodate Buyer’s attempt to obtain Site Plan approval and building permits at no cost to Seller. Buyer hereby covenants to diligently pursue the approval of the Site Plan and the following permitting requirements by the following deadlines (subject to Buyer’s extension option described in Section 7(f) below):

REQUIREMENT	DEADLINE

Updated Survey	End of the Examination Period
Site Plan Submittal	45 days after end of Examination Period
Site Plan Approval	December 15, 2011

Buyer shall submit to Seller documentation and information necessary to reasonably satisfy Seller that Buyer is diligently pursuing Site Plan approval and the above referenced requirements and the same will be met by each applicable date. In the event that Buyer fails to satisfy any particular line item by the respective date set forth above, Buyer shall be obligated to deposit, within two (2) business days after such respective date, the additional amount of Twenty-Five Thousand and No/100 Dollars ($25,000) with the Escrow Agent, which amount shall be added to and treated as part of the Earnest Money for all purposes under this Contract. Provided that Buyer timely deposits such additional funds, Buyer shall not be deemed in default under this Contract due to the failure to satisfy the respective deadline.

(f) Extension of Outside Closing Date. In the event that Buyer does not receive approval of its Site Plan as described in Section 7(e) on or before December 15, 2011, Buyer shall have the one-time option to extend the deadline for receipt of Site Plan approval by thirty (30) days. Any such extension shall be deemed to extend the Outside Closing Deadline such that Closing shall occur on or before that date which is the earlier of: (i) ten (10) days after the Approval Date; or (ii) January 31, 2011.

(g) Architectural Approval. At or prior to Closing, the Architectural Review Committee for Whitehall shall have approved the Exterior Plans (as defined below) in accordance with Exhibit “B”, provided Buyer has delivered all required documentation to the . Architectural Review Committee at least forty-five (45) days prior to Closing.

(h) Road Infrastructure. At or prior to expiration of the Examination Period, Buyer and Seller shall have agreed upon the Road Infrastructure Agreement (as defined below) in accordance with Exhibit “B”, which shall be executed and delivered at Closing.

(i) Trail Agreement. At or prior to expiration of the Examination Period, Buyer and Seller shall have agreed upon the Trail Agreement (as defined below) in accordance with Exhibit “B”, which shall be executed and delivered at Closing.

Section 8. Risk of Loss; Damage; Repair. Until the Closing, the risk of loss or damage to the Property, except as otherwise provided herein, shall be borne by Seller. In the event the Property is damaged so that the Property cannot be conveyed in the condition required by this Contract, Buyer may elect to terminate this Contract and the Earnest Money shall be returned to Buyer. Except as to maintaining the Property in the condition required by this Contract, Seller shall have no responsibility for the repair of the Property, including any improvements, unless the parties hereto agree in writing.

Section 9. Seller’s Representations and Warranties. Seller herewith represents and warrants the following to Buyer, each of which shall be deemed material:

(a) To Seller’s knowledge neither Seller nor the Property are subject to any claim, demand, suit, unfiled lien, proceeding or litigation of any kind, pending or outstanding, or, threatened or likely to be made or instituted which would in any way adversely affect the Intended Use.

(b) Seller has not and shall not while this Contract is in full force and effect enter into any other option or sales contract for the Property or any portion thereof. Additionally, while this Contract is in effect, Seller shall not execute any deeds, restrictive covenants, right of way agreements, or apply for or consent to any zoning change affecting the Property or take any other action that is not necessary for the purposes contemplated herein or that would adversely affect the Intended Use. Also, Seller shall not grant any easement, license or right to use the Property or portion thereof without Buyer’s written approval which shall not be unreasonably withheld.

(c) Seller has no knowledge of any pending application for changes in the zoning affecting the Property. In the event Seller obtains knowledge of any application for changes in the present zoning of the Property, Seller shall promptly notify Buyer.

(e) The Property has not been used by Seller for the generation, treatment, storage or disposal of any hazardous waste or other hazardous or toxic substances. Seller will not, after the Effective Date and up through Closing, place or allow to be placed or installed on or under the Property any such toxic or hazardous wastes or materials, decomposable materials or underground facilities.

Section 10. Earnest Money Disbursement; Remedies.

(a) Seller’s Breach. In the event of a breach of this Contract by Seller, Buyer may elect to either: (i) terminate this Contract, in which event the Earnest Money shall be returned to Buyer and Seller shall reimburse Buyer for its actual, out-of-pocket, third party costs incurred in connection with this Contract (as shown by invoices or other reasonable evidence of such expenditures) up to a maximum amount of Fifty Thousand and No/100 Dollars ($50,000), and upon Buyer’s receipt of the Earnest Money and such reimbursement, neither party shall have any further rights or obligations hereunder, except for Buyer’s obligations to Seller under Section 7(d), and Seller’s and Buyer’s obligations under Section 2, or (ii) Buyer may bring an action against Seller to specifically enforce Seller’s obligation to convey the Property. Such election must be made by written notice to Seller given within thirty (30) days after Buyer becomes aware of the breach, and if no such notice is given, it shall be conclusively presumed that Buyer has elected to terminate this Contract and receive a return of the Earnest Money and reimbursement of its out-of-pocket third party costs. In no event shall Seller be liable to Buyer for other damages.

(b) Buyer’s Breach. In the event Buyer breaches this Contract, then this Contract shall be terminated and the Earnest Money shall be delivered to and retained by Seller as liquidated damages for Buyer’s breach; retention of the Earnest Money shall be Seller’s sole remedy for Buyer’s breach of this Contract. Notwithstanding the foregoing, however, Buyer shall be liable to Seller for Seller’s actual damages for any breach of Buyer’s obligations under Section 2 of this Contract, or Buyer’s obligation to hold Seller harmless under Section 7(d) of this Contract.

Section 11. Closing. The Closing shall consist of the execution and delivery by Seller to Buyer of a Special Warranty Deed, a use restriction as described on Exhibit “B”, and other documents customarily executed by a seller in similar transactions, including without limitation, an owner’s affidavit, lien waiver forms and a non-foreign affidavit, and the payment by Buyer to Seller of the Purchase Price in accordance with the terms of the Purchase Price and the density use restriction. At Closing, the Earnest Money shall be applied as part of the Purchase Price or as otherwise provided in Section 1(c). The Closing shall be held at the office of Buyer’s attorney or such other place as the parties hereto may mutually agree.

Section 12. Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date delivered in person or deposited in the United States mail, registered or certified, return receipt requested, to the addresses set out in Section 1(h) as to Seller and in Section 1(i) as to Buyer, or at such other addresses as specified by written notice delivered in accordance herewith.

Section 13. Condemnation. If, between the date of this Contract and the Closing, any portion of the Property is subject to a pending or threatened condemnation action by any governmental agency which condemnation will have a material adverse effect on the Intended Use of the Property, Buyer has, as Buyer’s sole and exclusive remedy, the option of terminating this Contract and having the Earnest Money refunded by Seller, whereupon the parties hereto shall have no further rights, obligations or liabilities with respect to each other hereunder, except for the obligations of Seller and Buyer under Section 2 hereof, and Buyer’s obligations under Section 7(d) hereof. Buyer must elect within fifteen (15) days after the date on which Buyer learns of the pending or threatened condemnation action whether to (i) terminate this Contract and have the Earnest Money refunded as stated herein or (ii) proceed to close the transaction contemplated herein (without any adjustment in the Purchase Price) and receive an assignment of all of Seller’s right, title and interest in and to any condemnation award relating to the Property. If Buyer elects option (ii), Seller shall fully cooperate, at no expense, however, to Seller, with Buyer in any condemnation action.

Section 14. Entire Agreement. This Contract constitutes the sole and entire agreement among the parties hereto and no modification of this Contract shall be binding unless in writing and signed by all parties hereto.

Section 15. Assignment. This Contract shall bind and inure to the benefit of Seller and Buyer and their respective heirs, executors, legal representatives, successors and assigns. This Contract may be assigned by Buyer to an entity in which Buyer, or an entity controlling or controlled by Buyer, has a controlling interest. Otherwise, this Contract shall not be assigned, except by a writing signed by the parties hereto. No such assignment shall be valid without the prior written approval of Seller and Buyer; such approval may be granted or denied by either Seller or Buyer in its sole and absolute discretion.

Section 16. Applicable Law. This Contract shall be construed under the laws of the State of North Carolina.

Section 17. Time is of the Essence. Time is of the essence with respect to the performance and payment of all obligations of Seller and Buyer under this Contract, and the exercise of all rights of Seller and Buyer under this Contract.

Section 18. Additional Terms. Additional terms, provisions and conditions of this Contract are set forth on Exhibit “B” attached hereto and incorporated herein by this reference.

THIS DOCUMENT IS A LEGAL DOCUMENT. EXECUTION OF THIS DOCUMENT HAS LEGAL CONSEQUENCES THAT COULD BE ENFORCEABLE IN A COURT OF LAW.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Contract to be duly executed.

BUYER:

WOODFIELD ACQUISITIONS, LLC, a North Carolina limited liability company

By:	/s/ Chad M. Hagler
	Name:	Chad M. Hagler
	Title:	Manager

SELLER:

WHITEHALL CORPORATE CENTER DEVELOPMENT LIMITED PARTNERSHIP

By: AAC-Whitehall Corporate Center GP Limited Partnership, its general partner

	By:	AAC Whitehall Corporate Center, Inc., its general partner

By:	/s/ Paul L. Herndon
Name:	Paul L. Herndon
Title:	Vice President

EXHIBIT “A”

Parcel Plan

[Omitted as not necessary for an understanding of the agreement]

EXHIBIT “B”

ADDITIONAL TERMS,

PROVISIONS AND CONDITIONS

[Omitted as not necessary for an understanding of the agreement]

FIRST AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (“Amendment”) is made and entered into as of the 10 day of January, 2012, by and between WOODFIELD ACQUISITIONS, LLC, a North Carolina limited liability company (“Purchaser”) and WHITEHALL CORPORATE CENTER DEVELOPMENT LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Agreement for Purchase and Sale of Real Property dated June 30, 2011 (the “Agreement”), pursuant to which Seller agreed to sell, transfer and convey to Purchaser certain real property located in Charlotte, North Carolina as more particularly described in the Agreement;

WHEREAS, Purchaser and Seller have agreed to amend the Agreement, as more fully set forth below; and

WHEREAS, any capitalized term used herein that is not defined herein, but is defined in the Agreement, shall have the same meaning provided for in the Agreement.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants and conditions set forth herein, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Closing. Section 1(b) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(a) “Closing” shall mean that date upon which the sale of the Property by Seller to Buyer shall be consummated; Closing shall occur on or before February 15, 2012 (the “Outside Closing Deadline”). In the event Buyer has not purchased the Property by the Outside Closing Deadline, regardless of whether all conditions precedent set forth in this Contract have been satisfied, this Contract shall be terminable by either party effective immediately upon such party’s written notice to the other and the Earnest Money shall be delivered to Seller.”

3. Earnest Money. Second paragraph of Section 1(c) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“All Earnest Money is nonrefundable to Buyer, but shall be applied as part payment of the Purchase Price of the Property at the time sale is closed.”

4. Permits and Approvals. Section 7(e) of the Agreement is hereby deleted in its entirety.

5. Extension of Outside Closing Date. Section 7(f) of the Agreement is hereby deleted in its entirety.

6. Effective Date. This Amendment shall be effective on the date that it has been fully executed by both Purchaser and Seller.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year above written.

PURCHASER:

WOODFIELD ACQUISITIONS, LLC, a North Carolina limited liability company

By:	/s/ Chad M. Hagler
Name:	Chad M. Hagler
Title:	Manager
Date:	1/10/12

SELLER:

WHITEHALL COPORATE CENTER DEVELOPMENT LIMITE PARTNERSHIP, a North Carolina limited partnership

By: AAC-Whitehall Corporate Center GP Limited Partnership, its general partner

By:	AAC Whitehall Corporate Center, Inc., its general partner

By:	/s/ Paul L. Herndon
Name:	Paul L. Herndon
Title:	Vice President
Date:	January 10, 2012

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SECOND AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (“Amendment”) is made and entered into as of the 14 day of February, 2012, by and between WOODFIELD ACQUISITIONS, LLC, a North Carolina limited liability company (“Purchaser”) and WHITEHALL CORPORATE CENTER DEVELOPMENT LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Agreement for Purchase and Sale of Real Property dated June 30, 2011, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated January 10, 2012 (as amended, the “Agreement”), pursuant to which Seller agreed to sell, transfer and convey to Purchaser certain real property located in Charlotte, North Carolina as more particularly described in the Agreement;

WHEREAS, Purchaser and Seller have agreed to amend the Agreement, as more fully set forth below; and

WHEREAS, any capitalized term used herein that is not defined herein, but is defined in the Agreement, shall have the same meaning provided for in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Closing. Section 1(b) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(b) “Closing” shall mean that date upon which the sale of the Property by Seller to Buyer shall be consummated; Closing shall occur on or before February 24, 2012 (the “Outside Closing Deadline”). In the event Buyer has not purchased the Property by the Outside Closing Deadline, regardless of whether all conditions precedent set forth in this Contract have been satisfied, this Contract shall be terminable by either party effective immediately upon such party’s written notice to the other and the Earnest Money shall be delivered to Seller.”

3. Effective Date. This Amendment shall be effective on the date that it has been fully executed by both Purchaser and Seller.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year above written.

PURCHASER:

WOODFIELD ACQUISITIONS, LLC, a North Carolina limited liability company

By:	/s/ Chad M. Hagler
Name:	Chad M. Hagler
Title:	Manager
Date:	2/14/12

SELLER:

WHITEHALL COPORATE CENTER DEVELOPMENT LIMITE PARTNERSHIP, a North Carolina limited partnership

By: AAC-Whitehall Corporate Center GP Limited Partnership, its general partner

By:	AAC Whitehall Corporate Center, Inc., its general partner

By:	/s/ Paul L. Herndon
Name:	Paul L. Herndon
Title:	Vice President
Date:	2-14-12

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